Exhibit 99.1 NEWS RELEASE Contact: Lisa Kelaita, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GlobalSCAPE® Launches Enhanced Wide Area File Services Solution

Aims to Participate in Economic Stimulus Projects

SAN ANTONIO, TEXAS, June 17, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced the general availability of the latest version of its Wide Area File Services (WAFS) solution. WAFS now includes support for the Autodesk® Revit® Architecture construction and design application, along with broader enhancements that improve data replication performance and collaboration capabilities.

Autodesk Revit Architecture is a market leading solution that provides design, construction planning, and fabrication collaboration. WAFS facilitates design collaboration across multiple offices or geographical locations by replicating data intelligently across wide area networks. The timing of the new WAFS release potentially is fortuitous for GlobalSCAPE, with more than $80 billion in funding for infrastructure development projects included in the Obama administration's economic stimulus package.

"GlobalSCAPE presented key aspects of this WAFS release at the last Autodesk University Worldwide User Conference and Exhibition, in Las Vegas," stated Jeff Gehring, GlobalSCAPE Vice President of Sales. "Feedback from this trade show highlighted the superiority of our solution compared to the competition. We now look forward to winning additional contracts and participating in economic stimulus projects."

Doug Conyers, GlobalSCAPE Vice President of Engineering, noted that the broader product enhancements address market feedback obtained since GlobalSCAPE's acquisition of the WAFS solution more than two years ago. "Our development team addressed specific customer requests in parallel with an overall enhancement of the software, as described in our prior corporate communications," Conyers said. "Pre-release customers have praised the noticeable performance improvements and usability enhancements. The transformation of our WAFS solution from an 'acquired product' to a trusted GlobalSCAPE solution is complete," Conyers continued.

GlobalSCAPE acknowledges the relatively long gestation period for this innovative solution. "We are pleased to have this release in hand after the lengthy, but necessary, development cycle," Gehring said. "We have launched a campaign to contact legacy WAFS customers, with offers to upgrade, while also aggressively pursuing new customers. The construction industry should benefit directly from economic stimulus spending and our solution is launching at the right time to ride the potential wave of increased construction projects."

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, or to business partners. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.